UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 7)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRIP.COM GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Raffles Place, #29-01

Singapore 048622

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary Share Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 is hereby amended and supplemented by adding the following at the end thereof:

On July 26, 2024, the Registrant entered into an Eighth Amendment to the Rights Agreement dated as of November 23, 2007, as amended (the “Rights Agreement”), between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as the rights agent, primarily for the purpose of extending the Final Expiration Date (as defined in the Rights Agreement) to July 25, 2034.

Capitalized terms used above shall have the same meanings ascribed to them in the Rights Agreement. This summary description of the Eighth Amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment to the Rights Agreement, a copy of which is filed hereto as Exhibit 4.9, and is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

4.1	Rights Agreement dated as of November 23, 2007 between the Registrant and The Bank of New York, as the rights agent (incorporated by reference to Exhibit 4.1 to our Report of Foreign Private Issuer on Form 6-K furnished to the Securities and Exchange Commission on November 23, 2007)

4.2	First Amendment to the Rights Agreement dated as of August 7, 2014 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on August 8, 2014)

4.3	Second Amendment to the Rights Agreement dated as of August 7, 2014 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on August 8, 2014)

4.4	Third Amendment to the Rights Agreement dated as of May 29, 2015 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 4, 2015)

4.5	Fourth Amendment to the Rights Agreement dated as of October 26, 2015 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on October 27, 2015)

4.6	Fifth Amendment to the Rights Agreement dated as of December 23, 2015 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on December 23, 2015)

4.7	Sixth Amendment to the Rights Agreement dated as of August 30, 2019 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 14, 2019)

4.8	Seventh Amendment to the Rights Agreement dated as of November 13, 2019 between the Registrant and The Bank of New York Mellon, as the rights agent (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 14, 2019)

4.9*	Eighth Amendment to the Rights Agreement dated as of July 26, 2024 between the Registrant and The Bank of New York Mellon, as the rights agent

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Trip.com Group Limited

By:	/s/ Cindy Xiaofan Wang
	Name:	Cindy Xiaofan Wang
	Title:	Chief Financial Officer

Dated: July 29, 2024

4